Exhibit 99.1

Ponce Financial Group, Inc. Reports Third Quarter 2023 Results

NEW YORK, October 30, 2023 - Ponce Financial Group, Inc., (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), today announced results for the third quarter of 2023.

Third Quarter 2023 Highlights (Compared to Prior Periods):

•
Net income of $2.6 million, or $0.12 per diluted share for the three months ended September 30, 2023, as compared to net loss of ($0.1) million, or $0.00 per diluted share for the three months ended June 30, 2023 and net loss of ($14.7) million, or ($0.64) per diluted share for the three months ended September 30, 2022.
•
Included in the $2.6 million of net income for the third quarter of 2023 results is $33.5 million in interest and dividend income and $5.6 million in non-interest income, offset by a $17.3 million in non-interest expense and $17.0 million in interest expense.
•
Net interest income of $16.5 million for the third quarter of 2023 increased $0.3 million, or 1.60%, from the prior quarter and decreased $1.1 million, or 6.07%, from the same quarter last year.
•
Net interest margin was 2.58% for the third quarter of 2023, decreased from 2.65% for the prior quarter and from 3.59% for the same quarter last year.
•
Cash and equivalents were $117.0 million as of September 30, 2023, an increase of $62.7 million, or 115.25%, from December 31, 2022, as we decided to keep ample sources of liquidity at hand while taking advantage of the positive spread between our interest bearing overnight deposits at the Fed and borrowing costs under the Bank Term Funding Program ("BTFP").
•
Securities totaled $587.8 million as of September 30, 2023, a decrease of $52.5 million, or 8.20%, from December 31, 2022 primarily due to a call on one of the securities amounting to $10.0 million, maturities on two securities amounting to $3.0 million and regular principal payments.
•
Net loans receivable were $1.79 billion as of September 30, 2023, an increase of $294.5 million, or 19.72%, from December 31, 2022.
•
Deposits were $1.40 billion as of September 30, 2023, an increase of $148.7 million, or 11.87%, from December 31, 2022.

President and Chief Executive Officer’s Comments

Carlos P. Naudon, Ponce Financial Group’s President and CEO, stated “During the quarter, we completed our share buyback program at a cost of $8.91 per share, almost a 20% discount to our book value at September 30, 2023. Despite the headwinds caused by the increase in interest rates, which impacts our AOCI and drives down our net interest margin, we were able to increase book value per share by 5 cents quarter over quarter as well as grow our net interest income for the second quarter in a row. As previously announced, in addition to the $3.7 million grant received this quarter, we have been informed that we will receive an additional grant of approximately $0.5 million from the Community Development Financial Institutions ("CDFI") fund in the fourth quarter of 2023.

We continue to show strong levels of capital and liquidity. On the capital front, our total capital ratio at Ponce Bank stands at 25.10% well in excess of regulatory requirements. In terms of liquidity, our liquid assets plus borrowing capacity at the Federal Home Loan Bank of New York ("FHLBNY") stand at $695.0 million, more than two times of our uninsured deposits of $334.0 million.

We remain committed to the communities we serve, our Minority Depository Institution (“MDI”)/CDFI status and continuing to invest in our people and in technology to improve our efficiency".

Executive Chairman’s Comment

Steven A. Tsavaris, Ponce Financial Group’s Executive Chairman added “While the increase in rates continues to put pressure on our operations, we still see resiliency on our client base, strong credit conditions and loan demand. While our credit metrics continue to improve, we will be prudent on our underwriting and balance sheet management even at the expense of loan growth.”

Selected performance metrics are as follows (refer to “Key Metrics” for additional information):

	At or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Performance Ratios (Annualized):	2023	2023	2023	2022	2022
Return on average assets (1)	0.39%	(0.01%)	0.06%	(1.62%)	(2.80%)
Return on average equity (1)	2.11%	(0.07%)	0.27%	(7.28%)	(11.25%)
Net interest rate spread (1) (2)	1.58%	1.66%	1.78%	2.13%	3.08%
Net interest margin (1) (3)	2.58%	2.65%	2.75%	2.97%	3.59%
Non-interest expense to average assets (1)	2.58%	2.65%	2.79%	2.78%	4.83%
Efficiency ratio (4)	78.11%	96.15%	95.88%	94.95%	132.46%
Average interest-earning assets to average interest- bearing liabilities	137.92%	141.14%	148.20%	152.30%	162.67%
Average equity to average assets	18.32%	19.21%	20.91%	22.32%	24.90%

	At or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Capital Ratios (Annualized):	2023	2023	2023	2022	2022
Total capital to risk weighted assets (Bank only)	25.10%	26.30%	27.54%	30.53%	33.39%
Tier 1 capital to risk weighted assets (Bank only)	23.85%	25.05%	26.28%	29.26%	32.13%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	23.85%	25.05%	26.28%	29.26%	32.13%
Tier 1 capital to average assets (Bank only)	17.51%	17.95%	19.51%	20.47%	22.91%

	At or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Asset Quality Ratios (Annualized):	2023	2023	2023	2022	2022
Allowance for loan losses as a percentage of total loans	1.51%	1.64%	1.77%	2.27%	1.77%
Allowance for loan losses as a percentage of nonperforming loans	169.49%	167.06%	149.73%	252.33%	118.43%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.34%)	(0.41%)	(0.57%)	(0.85%)	(0.52%)
Non-performing loans as a percentage of total gross loans	0.89%	0.98%	1.18%	0.90%	1.50%
Non-performing loans as a percentage of total assets	0.62%	0.63%	0.76%	0.59%	0.97%
Total non-performing assets as a percentage of total assets	0.62%	0.63%	0.76%	0.59%	0.97%
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty as a percentage of total assets (5)	0.82%	0.83%	0.93%	0.78%	1.16%

(1)
Annualized where appropriate.
(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)
Net interest margin represents net interest income divided by average total interest-earning assets.
(4)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(5)
For periods in 2023, balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings. For periods in 2022, the balances only include troubled debt restructurings.

Summary of Results of Operations

Net income for the three months ended September 30, 2023 was $2.6 million compared to net loss of ($0.1) million for the three months ended June 30, 2023 and net loss of ($14.7) million for the three months ended September 30, 2022. The increase of net income for the three months ended September 30, 2023 compared to the three months ended June 30, 2023 was attributed mainly to increases in non-interest income and net interest income and a decrease in provision for credit loss, partially offset by increases provision for income taxes and non-interest expense. The increase of net income for the three months ended September 30, 2023 compared to the three months ended September 30, 2022 was largely due to decreases in provision for credit loss and non-interest expense and an increase in non-interest income, partially offset by an increase in provision for income taxes and a decrease in net interest income.

Net income for the nine months ended September 30, 2023 was $2.8 million compared to a net loss of ($20.8) million for the nine months ended September 30, 2022. The increase in net income was attributable to decreases in non-interest expense and provision for credit losses and an increase in non-interest income, partially offset by an increase in provision for income taxes and a decrease in net interest income.

Net Interest Income and Net Margin

Net interest income for the three months ended September 30, 2023, increased $0.3 million, or 1.60%, to $16.5 million compared to $16.3 million for the three months ended June 30, 2023 and decreased $1.1 million, or 6.07%, compared to $17.6 million for the three months end September 30, 2022.

Net interest margin was 2.58% for the three months ended September 30, 2023 compared to 2.65% for the prior quarter, a decrease of 7bps and 3.59% for the same period last year, a decrease of 101bps. The decrease in net interest margin was a result of an increase in the cost of funds driven by higher interest rates.

Non-interest Income

Non-interest income for the three months ended September 30, 2023, was $5.6 million, an increase of $4.1 million, or 277.14%, compared to the three months ended June 30, 2023 and an increase of $4.1 million, or 256.82%, compared to the three months ended September 30, 2022.

The $4.1 million increase in non-interest income for the three months ended September 30, 2023 compared to the three months ended June 30, 2023 and the three months ended September 30, 2022 was largely attributable to a grant of $3.7 million received in the third quarter of 2023 from the U.S. Treasury as part of the CDFI Equitable Recovery Program and a $0.5 million assignment fee that was recognized in the third quarter of 2023.

Non-interest income for the nine months ended September 30, 2023, was $8.9 million, an increase of $3.0 million, or 49.41%, compared to $6.0 million for the nine months ended September 30, 2022. The $3.0 million increase from the nine months ended September 30, 2022 was attributable to a grant of $3.7 million received from the U.S. Treasury and an increase of $1.6 million in late and prepayment charges, partially offset by a decrease of $1.8 million in loan origination.

Non-interest Expense

Non-interest expense for the three months ended September 30, 2023, was $17.3 million, an increase of $0.2 million, or 1.33%, compared to $17.1 million for the three months ended June 30, 2023 and a decrease of $8.1 million, or 31.87%, compared to $25.4 million for the three months ended September 30, 2022.

The $8.1 million decrease from the three months ended September 30, 2022 was mainly attributable to $8.9 million of Grain consumer microloans write-offs during the third quarter of 2022 and a decrease of $0.3 million in direct loan expense, partially offset by increases of $0.6 million in data processing expenses and $0.4 million in professional fees.

Non-interest expense for the nine months ended September 30, 2023, was $50.8 million, a decrease of $19.3 million, or 27.54%, compared to the nine months ended September 30, 2022. The $19.3 million decrease of non-interest expense from the nine months ended September 30, 2022 was attributable to $18.5 million of Grain consumer microloan write-off during the corresponding period last year compared with $1.3 million of Grain consumer microloan recoveries recognized during the current period. The decrease in non-interest expense was also impacted by a $5.0 million contribution to the Ponce De Leon Foundation during the corresponding period last year, partially offset by increases of $1.3 million in provision for contingencies, $1.3 million in data processing expenses, $1.0 million in compensation and benefits and $0.7 million in professional fees.

Balance Sheet Summary

Total assets increased $311.9 million, or 13.49%, to $2.62 billion as of September 30, 2023 from $2.31 billion as of December 31, 2022. The increase in total assets is largely attributable to increases of $294.5 million in net loans receivable, $62.7 million in cash and cash equivalents, $12.1 million in mortgage loans held for sale and $2.5 million in other assets, offset by decreases of $39.8 million in held-to-maturity securities, $12.8 million in available-for-sale securities, and $5.8 million in Federal Home Loan Bank of New York stock.

Total liabilities increased $319.5 million, or 17.56%, to $2.14 billion as of September 30, 2023 from $1.82 billion as of December 31, 2022. The increase in total liabilities was largely attributable to increases of $157.7 million in borrowings and $148.7 million in deposits.

Total stockholders’ equity decreased $7.6 million, or 1.55%, to $485.1 million as of September 30, 2023, from $492.7 million as of December 31, 2022. This decrease in stockholders’ equity was largely attributable to $11.0 million in share repurchases and an increase of $2.6 million in other comprehensive loss, partially offset by increases of $2.8 million in net income, $1.2 million in share-based compensation, $1.1 million as a result of implementation of CECL and $0.8 million in ESOP.

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc. is the holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those funds, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties, construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; anticipated losses with respect to the Company's investment in Grain; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
ASSETS
Cash and due from banks:
Cash	$26,046	$31,162	$26,951	$31,977	$34,007
Interest-bearing deposits	90,966	212,627	157,736	22,383	28,514
Total cash and cash equivalents	117,012	243,789	184,687	54,360	62,521
Available-for-sale securities, at fair value	116,753	123,720	128,320	129,505	131,977
Held-to-maturity securities, at amortized cost (1)	471,065	481,952	491,649	510,820	494,297
Placement with banks	996	996	1,245	1,494	2,490
Mortgage loans held for sale, at fair value	14,103	10,070	2,987	1,979	3,357
Loans receivable, net	1,787,607	1,695,047	1,614,428	1,493,127	1,392,553
Accrued interest receivable	16,624	16,054	15,435	15,049	14,063
Premises and equipment, net	16,453	16,856	17,215	17,446	17,759
Right of use assets	32,110	32,435	33,147	33,423	34,121
Federal Home Loan Bank of New York stock (FHLBNY), at cost	18,870	19,195	19,209	24,661	14,272
Deferred tax assets	15,984	15,924	15,413	16,137	13,822
Other assets	16,286	15,919	15,799	13,988	11,170
Total assets	$2,623,863	$2,671,957	$2,539,534	$2,311,989	$2,192,402
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$1,401,132	$1,442,013	$1,336,877	$1,252,412	$1,351,189
Operating lease liabilities	33,459	33,716	34,308	34,532	35,081
Accrued interest payable	8,385	4,704	1,767	1,390	854
Advance payments by borrowers for taxes and insurance	13,743	12,402	14,902	9,724	10,589
Borrowings	675,100	682,100	648,375	517,375	286,375
Other liabilities	6,986	6,540	7,264	3,856	7,631
Total liabilities	2,138,805	2,181,475	2,043,493	1,819,289	1,691,719
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized	225,000	225,000	225,000	225,000	225,000
Common stock, $0.01 par value; 200,000,000 shares authorized	249	249	249	249	247
Treasury stock, at cost	(10,975)	(5,202)	(2)	(2)	—
Additional paid-in-capital	207,626	207,287	206,883	206,508	206,092
Retained earnings	96,902	94,312	94,399	92,955	102,169
Accumulated other comprehensive loss	(20,468)	(17,597)	(16,629)	(17,860)	(18,420)
Unearned compensation ─ ESOP	(13,276)	(13,567)	(13,859)	(14,150)	(14,405)
Total stockholders' equity	485,058	490,482	496,041	492,700	500,683
Total liabilities and stockholders' equity	$2,623,863	$2,671,957	$2,539,534	$2,311,989	$2,192,402

(1)
Included for the quarterly period ended September 30, 2023, June 30, 2023 and March 31, 2023 were $0.6 million, $0.9 million and $0.8 million, respectively, related to the allowance for credit loss on held-to-maturity securities.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Interest and dividend income:
Interest on loans receivable	$25,276	$23,015	$19,700	$18,550	$17,058
Interest on deposits due from banks	1,969	1,817	197	199	346
Interest and dividend on securities and FHLBNY stock	6,261	6,223	6,459	6,184	4,230
Total interest and dividend income	33,506	31,055	26,356	24,933	21,634
Interest expense:
Interest on certificates of deposit	4,362	3,881	3,225	1,786	855
Interest on other deposits	5,639	4,413	2,812	3,649	1,375
Interest on borrowings	6,963	6,479	5,074	3,332	1,793
Total interest expense	16,964	14,773	11,111	8,767	4,023
Net interest income	16,542	16,282	15,245	16,166	17,611
Provision (benefit) for credit losses	535	987	(174)	12,641	9,330
Net interest income after provision (benefit) for credit losses	16,007	15,295	15,419	3,525	8,281
Non-interest income:
Service charges and fees	516	481	491	481	464
Brokerage commissions	17	35	15	180	288
Late and prepayment charges	899	372	729	263	109
Income on sale of mortgage loans	173	82	99	7	116
Loan origination (1)	—	—	—	(557)	522
Grant income	3,718	—	—	—	—
(Loss) gain on sale of premises and equipment	—	—	—	—	(436)
Other	304	522	485	63	514
Total non-interest income	5,627	1,492	1,819	437	1,577
Non-interest expense:
Compensation and benefits	7,566	7,425	7,446	6,501	7,377
Occupancy and equipment	3,588	3,724	3,570	3,928	3,611
Data processing expenses	1,582	1,208	1,192	1,114	994
Direct loan expenses	369	345	412	454	654
Provision for contingencies	391	517	985	(440)	519
Insurance and surety bond premiums	255	248	265	270	297
Office supplies, telephone and postage	301	489	399	375	369
Professional fees	1,693	1,904	1,455	1,571	1,251
Grain (recoveries) and write-off	(69)	(346)	(914)	(515)	8,881
Marketing and promotional expenses	248	303	128	256	214
Directors fees and regulatory assessment	169	160	155	196	188
Other operating expenses	1,223	1,112	1,268	2,055	1,061
Total non-interest expense	17,316	17,089	16,361	15,765	25,416
Income (loss) before income taxes	4,318	(302)	877	(11,803)	(15,558)
Provision (benefit) for income taxes	1,728	(215)	546	(2,589)	(820)
Net income (loss)	$2,590	$(87)	$331	$(9,214)	$(14,738)
Earnings (loss) per common share:
Basic	$0.12	$(0.00)	$0.01	$(0.40)	$(0.64)
Diluted	$0.12	$(0.00)	$0.01	$(0.40)	$(0.64)
Weighted average common shares outstanding:
Basic	22,272,076	23,208,168	23,293,013	23,168,097	23,094,859
Diluted	22,349,217	23,208,168	23,324,532	23,168,097	23,094,859

(1)
Amounts for the quarterly period ended December 31, 2022 include the reversal of $0.8 million of loan origination income that had been taken upfront in prior quarters of 2022 (as opposed to deferred over the life of the loan).

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the Nine Months Ended September 30,
	2023	2022	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$67,991	$51,315	$16,676	32.50%
Interest on deposits due from banks	3,983	514	3,469	674.90%
Interest and dividend on securities and FHLBNY stock	18,943	5,990	12,953	216.24%
Total interest and dividend income	90,917	57,819	33,098	57.24%
Interest expense:
Interest on certificates of deposit	11,468	2,361	9,107	385.73%
Interest on other deposits	12,864	2,154	10,710	497.21%
Interest on borrowings	18,516	2,867	15,649	545.83%
Total interest expense	42,848	7,382	35,466	480.44%
Net interest income	48,069	50,437	(2,368)	(4.69%)
Provision for credit losses	1,348	11,405	(10,057)	(88.18%)
Net interest income after provision for credit losses	46,721	39,032	7,689	19.70%
Non-interest income:
Service charges and fees	1,488	1,349	139	10.30%
Brokerage commissions	67	840	(773)	(92.02%)
Late and prepayment charges	2,000	360	1,640	455.56%
Income on sale of mortgage loans	354	734	(380)	(51.77%)
Loan origination	—	1,843	(1,843)	(100.00%)
Grant income	3,718	—	3,718	—%
(Loss) gain on sale of premises and equipment	—	(436)	436	(100.00%)
Other	1,311	1,292	19	1.47%
Total non-interest income	8,938	5,982	2,956	49.41%
Non-interest expense:
Compensation and benefits	22,437	21,413	1,024	4.78%
Occupancy and equipment	10,882	10,040	842	8.39%
Data processing expenses	3,982	2,665	1,317	49.42%
Direct loan expenses	1,126	2,033	(907)	(44.61%)
Provision for contingencies	1,893	566	1,327	234.45%
Insurance and surety bond premiums	768	600	168	28.00%
Office supplies, telephone and postage	1,189	1,180	9	0.76%
Professional fees	5,052	4,333	719	16.59%
Contribution to the Ponce De Leon Foundation	—	4,995	(4,995)	(100.00%)
Grain (recoveries) and write-off	(1,329)	18,455	(19,784)	(107.20%)
Marketing and promotional expenses	679	337	342	101.48%
Directors fees and regulatory assessment	484	509	(25)	(4.91%)
Other operating expenses	3,603	2,931	672	22.93%
Total non-interest expense	50,766	70,057	(19,291)	(27.54%)
Income (loss) before income taxes	4,893	(25,043)	29,936	(119.54%)
Provision (benefit) for income taxes	2,059	(4,256)	6,315	(148.38%)
Net income (loss)	$2,834	$(20,787)	$23,621	(113.63%)
Earnings (loss) per common share:
Basic	$0.12	$(0.92)	$1.05	(113.40%)
Diluted	$0.12	$(0.92)	$1.05	(113.37%)
Weighted average common shares outstanding:
Basic	22,920,680	22,524,477	396,203	1.76%
Diluted	22,962,956	22,524,477	438,479	1.95%

Ponce Financial Group, Inc. and Subsidiaries

Key Metrics

	At or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Performance Ratios:
Return on average assets (1)	0.39%	(0.01%)	0.06%	(1.62%)	(2.80%)
Return on average equity (1)	2.11%	(0.07%)	0.27%	(7.28%)	(11.25%)
Net interest rate spread (1) (2)	1.58%	1.66%	1.78%	2.13%	3.08%
Net interest margin (1) (3)	2.58%	2.65%	2.75%	2.97%	3.59%
Non-interest expense to average assets (1)	2.58%	2.65%	2.79%	2.78%	4.83%
Efficiency ratio (4)	78.11%	96.15%	95.88%	94.95%	132.46%
Average interest-earning assets to average interest- bearing liabilities	137.92%	141.14%	148.20%	152.30%	162.67%
Average equity to average assets	18.32%	19.21%	20.91%	22.32%	24.90%
Capital Ratios:
Total capital to risk weighted assets (Bank only)	25.10%	26.30%	27.54%	30.53%	33.39%
Tier 1 capital to risk weighted assets (Bank only)	23.85%	25.05%	26.28%	29.26%	32.13%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	23.85%	25.05%	26.28%	29.26%	32.13%
Tier 1 capital to average assets (Bank only)	17.51%	17.95%	19.51%	20.47%	22.91%
Asset Quality Ratios:
Allowance for credit losses on loans as a percentage of total loans	1.51%	1.64%	1.77%	2.27%	1.77%
Allowance for credit losses on loans as a percentage of nonperforming loans	169.49%	167.06%	149.73%	252.33%	118.43%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.34%)	(0.41%)	(0.57%)	(0.85%)	(0.52%)
Non-performing loans as a percentage of total gross loans	0.89%	0.98%	1.18%	0.90%	1.50%
Non-performing loans as a percentage of total assets	0.62%	0.63%	0.76%	0.59%	0.97%
Total non-performing assets as a percentage of total assets	0.62%	0.63%	0.76%	0.59%	0.97%
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty as a percentage of total assets (5)	0.82%	0.83%	0.93%	0.78%	1.16%
Other:
Number of offices	19	19	19	19	19
Number of full-time equivalent employees	243	244	251	253	257

(1)
Annualized where appropriate.
(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)
Net interest margin represents net interest income divided by average total interest-earning assets.
(4)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(5)
For periods in 2023, balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings. For periods in 2022, the balances only include troubled debt restructurings.

Ponce Financial Group, Inc. and Subsidiaries

Securities Portfolio

	September 30, 2023				December 31, 2022
		Gross	Gross			Gross	Gross
	Amortized	Unrealized	Unrealized		Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value	Cost	Gains	Losses	Fair Value
	(in thousands)				(in thousands)
Available-for-Sale Securities:
U.S. Government Bonds	$2,989	$—	$(276)	$2,713	$2,985	$—	$(296)	$2,689
Corporate Bonds	25,799	—	(2,609)	23,190	25,824	—	(2,465)	23,359
Mortgage-Backed Securities:
Collateralized Mortgage Obligations (1)	40,646	—	(7,657)	32,989	44,503	—	(6,726)	37,777
FHLMC Certificates	10,441	—	(1,904)	8,537	11,310	—	(1,676)	9,634
FNMA Certificates	62,771	—	(13,552)	49,219	67,199	—	(11,271)	55,928
GNMA Certificates	108	—	(3)	105	122	—	(4)	118
Total available-for-sale securities	$142,754	$—	$(26,001)	$116,753	$151,943	$—	$(22,438)	$129,505

Held-to-Maturity Securities:
U.S. Agency Bonds	$25,000	$—	$(504)	$24,496	$35,000	$—	$(380)	$34,620
Corporate Bonds	82,500	—	(5,117)	77,383	82,500	57	(3,819)	78,738
Mortgage-Backed Securities:
Collateralized Mortgage Obligations (1)	217,632	—	(12,198)	205,434	235,479	192	(5,558)	230,113
FHLMC Certificates	3,923	—	(358)	3,565	4,120	—	(268)	3,852
FNMA Certificates	121,940	—	(8,818)	113,122	131,918	—	(5,227)	126,691
SBA Certificates	20,717	147	—	20,864	21,803	34	—	21,837
Allowance for Credit Losses	(647)	—	—	—	—	—	—	—
Total held-to-maturity securities	$471,065	$147	$(26,995)	$444,864	$510,820	$283	$(15,252)	$495,851

(1)
Comprised of Federal Home Loan Mortgage Corporation (“FHLMC”), Federal National Mortgage Association (“FNMA”) and Ginnie Mae (“GNMA”) issued securities.

The following table presents the activity in the allowance for credit losses for held-to-maturity securities.

	September 30,	December 31,
	2023	2022
Beginning balance	$—	$—
CECL adoption	662	—
Provision for credit losses	(15)	—
Allowance for credit losses on securities	$647	$—

Ponce Financial Group, Inc. and Subsidiaries

Loan Portfolio

	As of
	September 30,		June 30,		March 31,		December 31,		September 30,
	2023		2023		2023		2022		2022
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$347,082	19.13%	$351,754	20.43%	$354,559	21.60%	$343,968	22.54%	$336,667	23.79%
Owner-Occupied	151,866	8.37%	154,116	8.94%	149,481	9.10%	134,878	8.84%	112,749	7.97%
Multifamily residential	553,694	30.52%	550,033	31.94%	553,430	33.71%	494,667	32.42%	421,917	29.81%
Nonresidential properties	321,472	17.71%	317,416	18.43%	314,560	19.17%	308,043	20.19%	282,642	19.97%
Construction and land	411,383	22.67%	315,843	18.34%	235,157	14.33%	185,018	12.13%	197,437	13.95%
Total mortgage loans	1,785,497	98.40%	1,689,162	98.08%	1,607,187	97.91%	1,466,574	96.12%	1,351,412	95.49%
Non-mortgage loans:
Business loans (1)	18,416	1.02%	21,041	1.22%	19,890	1.21%	39,965	2.62%	41,398	2.92%
Consumer loans (2)	10,416	0.58%	11,958	0.70%	14,227	0.88%	19,129	1.26%	22,563	1.59%
Total non-mortgage loans	28,832	1.60%	32,999	1.92%	34,117	2.09%	59,094	3.88%	63,961	4.51%
Total loans, gross	1,814,329	100.00%	1,722,161	100.00%	1,641,304	100.00%	1,525,668	100.00%	1,415,373	100.00%
Net deferred loan origination costs	692		1,059		2,099		2,051		2,288
Allowance for credit losses on loans	(27,414)		(28,173)		(28,975)		(34,592)		(25,108)
Loans, net	$1,787,607		$1,695,047		$1,614,428		$1,493,127		$1,392,553

(1)
As of September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, business loans include $1.1 million, $3.2 million, $3.6 million, $20.0 million and $24.7 million, respectively, of PPP loans.
(2)
As of September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, consumer loans include $9.3 million, $11.2 million, $13.4 million, $18.2 million and $21.5 million, respectively, of loans originated by the Bank pursuant to its arrangement with Grain.

Ponce Financial Group, Inc. and Subsidiaries

Grain Loan Exposure

Grain Technologies, Inc. ("Grain") Total Exposure as of September 30, 2023
(in thousands)
Receivable from Grain
Microloans originated - put back to Grain (inception-to-September 30, 2023)	$24,255
Write-downs, net of recoveries (inception-to-date as of September 30, 2023)	(15,610)
Cash receipts from Grain (inception-to-September 30, 2023)	(6,819)
Grant/reserve	(1,826)
Net receivable as of September 30, 2023	$—
Microloan receivables from Grain Borrowers
Grain originated loans receivable as of September 30, 2023	$9,318
Allowance for credit losses on loans as of September 30, 2023 (1)	(8,163)
Microloans, net of allowance for credit losses on loans as of September 30, 2023	$1,155
Investments
Investment in Grain	$1,000
Investment in Grain write-off in Q3 2022	(1,000)
Investment in Grain as of September 30, 2023	—
Total exposure to Grain as of September 30, 2023	$1,155

(1) Includes $0.3 million for allowance for unused commitments on the $2.4 million of unused commitments available to Grain originated borrowers reported in other liabilities in the accompanying Consolidated Statements of Financial Conditions. Excludes $1.6 million of security deposits by Grain originated borrowers reported in deposits in the accompanying Consolidated Statements of Financial Conditions.

Ponce Financial Group, Inc. and Subsidiaries

Allowance for Credit Losses on Loans

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2022	2022	2022
	(Dollars in thousands)
Allowance for credit losses on loans at beginning of the period	$28,173	$28,975	$34,592	$25,108	$17,535
Provision (benefit) for credit losses on loans	750	934	(321)	12,641	9,330
Adoption of CECL	—	—	(3,090)	—	—
Charge-offs:
Mortgage loans:
1-4 family residences
Investor owned	—	—	—	—	—
Owner occupied	—	—	—	—	—
Multifamily residences	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	(1,592)	(1,931)	(2,569)	(3,659)	(1,799)
Total charge-offs	(1,592)	(1,931)	(2,569)	(3,659)	(1,799)
Recoveries:
Mortgage loans:
1-4 family residences
Investor owned	—	—	—	—	—
Owner occupied	—	—	—	—	39
Multifamily residences	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	3	—	—	—	1
Consumer	80	195	363	502	2
Total recoveries	83	195	363	502	42
Net (charge-offs) recoveries	(1,509)	(1,736)	(2,206)	(3,157)	(1,757)
Allowance for credit losses on loans at end of the period	$27,414	$28,173	$28,975	$34,592	$25,108

Ponce Financial Group, Inc. and Subsidiaries

Deposits

	As of
	September 30,		June 30,		March 31,		December 31,		September 30,
	2023		2023		2023		2022		2022
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand	$265,862	18.98%	$266,545	18.48%	$282,741	21.15%	$289,149	23.08%	$288,654	21.37%
Interest-bearing deposits:
NOW/IOLA accounts	22,519	1.61%	22,754	1.57%	21,735	1.63%	24,349	1.94%	28,799	2.13%
Money market accounts	370,500	26.44%	387,970	26.91%	293,140	21.93%	236,143	18.86%	257,409	19.05%
Reciprocal deposits	82,670	5.90%	100,919	7.00%	109,649	8.20%	114,049	9.11%	162,858	12.05%
Savings accounts	117,870	8.41%	119,635	8.30%	127,731	9.55%	130,432	10.41%	140,055	10.37%
Total NOW, money market, reciprocal and savings accounts	593,559	42.36%	631,278	43.78%	552,255	41.31%	504,973	40.32%	589,121	43.60%
Certificates of deposit of $250K or more	122,353	8.73%	120,043	8.32%	113,955	8.52%	106,336	8.49%	114,016	8.43%
Brokered certificates of deposit (1)	98,729	7.05%	98,729	6.85%	98,754	7.39%	98,754	7.89%	98,760	7.31%
Listing service deposits (1)	15,180	1.08%	20,258	1.40%	28,417	2.13%	35,813	2.86%	40,964	3.03%
All other certificates of deposit less than $250K	305,449	21.80%	305,160	21.17%	260,755	19.50%	217,387	17.36%	219,674	16.26%
Total certificates of deposit	541,711	38.66%	544,190	37.74%	501,881	37.54%	458,290	36.60%	473,414	35.03%
Total interest-bearing deposits	1,135,270	81.02%	1,175,468	81.52%	1,054,136	78.85%	963,263	76.92%	1,062,535	78.63%
Total deposits	$1,401,132	100.00%	$1,442,013	100.00%	$1,336,877	100.00%	$1,252,412	100.00%	$1,351,189	100.00%
(1)
As of September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, there were $0.3 million, $3.3 million, $9.5 million, $13.6 million and $13.8 million, respectively, in individual listing service deposits amounting to $250,000 or more. All brokered certificates of deposit individually amounted to less than $250,000.

Ponce Financial Group, Inc. and Subsidiaries

Borrowings

	September 30,			December 31,
	2023			2022
	Scheduled Maturity	Redeemable at Call Date	Weighted Average Rate	Scheduled Maturity	Redeemable at Call Date	Weighted Average Rate
	(Dollars in thousands)
Overnight line of credit advance	$—	$—	—%	$6,000	$6,000	4.61%

Term advances ending:
2023	$—	$—	—	$178,375	$178,375	4.32
2024	354,000	354,000	4.53	50,000	50,000	4.75
2025	50,000	50,000	4.41	50,000	50,000	4.41
2026	—	—	—	—	—	—
2027	212,000	212,000	3.44	183,000	183,000	3.25
Thereafter	59,100	59,100	3.43	50,000	50,000	3.35
	$675,100	$675,100	4.08%	$517,375	$517,375	3.90%

Ponce Financial Group, Inc. and Subsidiaries

Nonperforming Assets

	As of Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$396	$296	$2,836	$2,844	$5,902
Owner occupied	1,685	2,363	2,245	961	971
Multifamily residential	1,444	1,435	—	—	—
Nonresidential properties	—	—	—	—	778
Construction and land	11,721	11,721	11,906	7,567	10,660
Non-mortgage loans:
Business	209	—	40	—	359
Consumer	—	—	—	—	—
Total non-accrual loans (not including non-accruing modifications to borrowers experiencing financial difficulty) (1)	$15,455	$15,815	$17,027	$11,372	$18,670

Non-accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential
Investor owned	$270	$209	$213	$217	$221
Owner occupied	449	840	2,020	2,027	2,215
Multifamily residential	—	—	—	—	—
Nonresidential properties	—	—	91	93	95
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing modifications to borrowers experiencing financial difficulty (1)	719	1,049	2,324	2,337	2,531
Total non-accrual loans	$16,174	$16,864	$19,351	$13,709	$21,201

Accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential
Investor owned	$2,131	$2,161	$2,185	$2,207	$2,228
Owner occupied	2,335	2,353	1,310	1,328	1,254
Multifamily residential	—	—	—	—	—
Nonresidential properties	765	783	701	708	715
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total accruing modifications to borrowers experiencing financial difficulty (1)	$5,231	$5,297	$4,196	$4,243	$4,197
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty (1)	$21,405	$22,161	$23,547	$17,952	$25,398
Total non-performing loans to total gross loans	0.89%	0.98%	1.18%	0.90%	1.50%
Total non-performing assets to total assets	0.62%	0.63%	0.76%	0.59%	0.97%
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty as a percentage of total assets (1)	0.82%	0.83%	0.93%	0.78%	1.16%

(1) For periods in 2023, balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings. For periods in 2022, the balances only include troubled debt restructurings.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Three Months Ended September 30,
	2023			2022
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$1,777,585	$25,276	5.64%	$1,379,029	$17,058	4.91%
Securities (3)	599,573	5,821	3.85%	492,337	4,153	3.35%
Other (4) (5)	169,570	2,409	5.64%	74,055	423	2.27%
Total interest-earning assets	2,546,728	33,506	5.22%	1,945,421	21,634	4.41%
Non-interest-earning assets (5)	111,771			108,329
Total assets	$2,658,499			$2,053,750
Interest-bearing liabilities:
NOW/IOLA	$22,876	$8	0.14%	$29,939	$13	0.17%
Money market	485,042	5,601	4.58%	381,606	1,303	1.35%
Savings	118,095	29	0.10%	141,200	57	0.16%
Certificates of deposit	527,302	4,362	3.28%	382,163	855	0.89%
Total deposits	1,153,315	10,000	3.44%	934,908	2,228	0.95%
Advance payments by borrowers	14,537	1	0.03%	10,918	2	0.07%
Borrowings	678,676	6,963	4.07%	250,112	1,793	2.84%
Total interest-bearing liabilities	1,846,528	16,964	3.64%	1,195,938	4,023	1.33%
Non-interest-bearing liabilities:
Non-interest-bearing demand	278,358	—		321,556	—
Other non-interest-bearing liabilities	46,643	—		16,377	—
Total non-interest-bearing liabilities	325,001	—		337,933	—
Total liabilities	2,171,529	16,964		1,533,871	4,023
Total equity	486,970			519,879
Total liabilities and total equity	$2,658,499		3.64%	$2,053,750		1.33%
Net interest income		$16,542			$17,611
Net interest rate spread (6)			1.58%			3.08%
Net interest-earning assets (7)	$700,200			$749,483
Net interest margin (8)			2.58%			3.59%
Average interest-earning assets to interest-bearing liabilities			137.92%			162.67%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRB demand deposits.
(5)
FRB demand deposits for prior period have been reclassified for consistency.
(6)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(7)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(8)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Nine Months Ended September 30,
	2023			2022
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$1,678,369	$67,991	5.42%	$1,341,151	$51,315	5.12%
Securities (3)	614,987	17,627	3.83%	263,421	5,778	2.93%
Other (4) (5)	127,961	5,299	5.54%	96,623	726	1.00%
Total interest-earning assets	2,421,317	90,917	5.02%	1,701,195	57,819	4.54%
Non-interest-earning assets (5)	118,609			136,650
Total assets	$2,539,926			$1,837,845
Interest-bearing liabilities:
NOW/IOLA	$22,828	$25	0.15%	$31,769	$43	0.18%
Money market	403,171	12,745	4.23%	344,361	1,986	0.77%
Savings	123,218	88	0.10%	137,808	120	0.12%
Certificates of deposit	522,740	11,468	2.93%	398,661	2,361	0.79%
Total deposits	1,071,957	24,326	3.03%	912,599	4,510	0.66%
Advance payments by borrowers	14,814	6	0.05%	11,033	5	0.06%
Borrowings	617,912	18,516	4.01%	152,084	2,867	2.52%
Total interest-bearing liabilities	1,704,683	42,848	3.36%	1,075,716	7,382	0.92%
Non-interest-bearing liabilities:
Non-interest-bearing demand	298,148	—		350,871	—
Other non-interest-bearing liabilities	43,864	—		43,606	—
Total non-interest-bearing liabilities	342,012	—		394,477	—
Total liabilities	2,046,695	42,848		1,470,193	7,382
Total equity	493,231			367,652
Total liabilities and total equity	$2,539,926		3.36%	$1,837,845		0.92%
Net interest income		$48,069			$50,437
Net interest rate spread (6)			1.66%			3.62%
Net interest-earning assets (7)	$716,634			$625,479
Net interest margin (8)			2.65%			3.96%
Average interest-earning assets to
interest-bearing liabilities			142.04%			158.15%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRB demand deposit.
(5)
FRB demand deposits for prior period have been reclassified for consistency.
(6)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(7)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(8)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Other Data

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Other Data
Common shares issued	24,886,711	24,886,711	24,865,476	24,861,329	24,728,460
Less treasury shares	1,233,111	617,924	1,976	1,976	—
Common shares outstanding at end of period	23,653,600	24,268,787	24,863,500	24,859,353	24,728,460

Book value per common share	$10.99	$10.94	$10.90	$10.77	$11.15
Tangible book value per common share	$10.99	$10.94	$10.90	$10.77	$11.15